Exhibit 10.1

AN AGREEMENT made the 19th day of December, 1994 BETWEEN AFC WORLDWIDE whose principle office is at P.O. BOX 34668 8401 JEFFERSON DAVIS HIGHWAY RICHMOND VIRGINIA  23234 - 0668 (USA) (hereinafter called “AF”) of the one part and UNIPATH LIMITED whose principle office is at Unit 5, Viking Industrial Estate, Norse Road, Bedford, MK41 OQG, England (hereinafter called “UP”) of the other part.

WHEREAS

A.                                  AF is skilled and experienced in the manufacture of POLYESTER FIBRE WICKS suitable for use in the production of kits for the testing of certain analytes.

B.                                    UP is skilled and experienced in the production of such kits.

C.                                    UP wishes to purchase its requirements of a specific quality of POLYESTER FIBRE WICK from AF and AF is willing to sell the same to UP on the terms and conditions herein set out.

WHEREBY IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS

In this agreement unless the context otherwise requires the following terms shall bear the meanings set opposite them, namely:-

	“the Product”	Polyester Fibre Wick meeting the specification

	“the Specification”	the Specification set out in the Schedule hereto subject to such amendment as the parties hereto may agree from time to time.

“Unilever”

Unilever PLC, Unilever N.V. and all companies in respect of whose share capital the majority of the rights entitling holders of ordinary shares to attend and vote at general meetings are exercisable directly or indirectly by Unilever PLC or Unilever N.V. individually or by both of them together.

	“year”	calendar year.

	“month”	calendar month.

and words in the singular shall be deemed to include the plural and vice versa.

2.	QUANTITIES

During the continuance of this Agreement AF hereby represents and warrants that it shall comply fully with the specification and sell to UP and UP shall purchase from AF such quantities of the Product as UP shall from time to time notify AF in writing.

UP undertakes that it will order no less than 6,048,000 of the Product per calendar year during this Agreement.  AF warrants that it is able to and will supply any orders UP makes up to a maximum of 3,024,000 of the product per month.

3.	ESTIMATES, ORDERS AND DELIVERIES

Every three months during the continuance of this Agreement UP shall provide AF with an estimate of its requirements of the Product for delivery in each of the six succeeding months and a firm order for supply of the Products during months 2, 3 and 4 of the estimate.  AF shall deliver to UP quantities of the Products ordered by UP pursuant to this Agreement at UP’s premises at Norse Road, Bedford.  UP undertake to order for delivery in standard unit quantities of 1,008,000 wicks (42 cases each 24000).

AF undertake to maintain a minimum inventory of 1,008,000 wicks thereby enabling them to deliver to UP within 7-10 days via air freight.

4.	PACKAGING

Until UP otherwise indicates to AF the products shall be delivered by AF to UP in polythene bags each containing 8000 wicks and three such bags per cardboard shipper.  (The number in each bag is to be controlled by weight and to suit UP production requirements).  Deliveries to UP to be on four-way entry pallets size 1200 x 1000mm.

5.	PROPERTY AND RISK

The property and risk in the Product ordered by UP from AF hereunder shall remain with AF to the point of consignment to UP as indicated in paragraph 7.

6.	INSPECTION AND REJECTION

On delivery of the product to UP UP shall inspect the same within fifteen working days and shall promptly thereafter notify AF if any of the Product is found on reasonable inspection to be short against order, apparently defective or damaged.  Defective or damaged product shall be collected by AF free of charge to UP and UP shall be under no obligation to pay any part of the purchase price for the same.  To the extent that there is any short delivery against order UP may (in addition to any other right or remedy available to it) require AF to increase the quantity of Product on the subsequent delivery to UP by the amount of the short-fall.

7.             PRICE

                                               The price payable for the Product ordered by UP from AF for delivery during any month up to and including December 1994 shall be US $21.66 per thousand CIF Bedford.  UP to be responsible for duty and VAT as applicable.

                                               Prices for Products may be varied with effect from 1 January 1995 and on each anniversary thereafter by a percentage equal to the percentage by which the Retail Price Index of the United Kingdom has increased over the preceding 12 month period.

8.             PAYMENT

                                               UP shall pay directly to AF by wire transfer in US dollars for all product purchased pursuant to this agreement within 30 days from the end for the month in which the product is delivered.

9.             DURATION

                                               This Agreement will be valid from the date first above written and shall remain in force for a period of 2 years and may be extended for a further 1 year period by UP upon giving to AF not less than 6 months notice prior to the expiry of the second anniversary of the date hereof.  In the event that UP does not give such notice to extend this Agreement either party shall be free to terminate this Agreement with effect from or after the second anniversary of the date hereof on giving to the other at least 3 months prior written notice.

                                               In addition a party may terminate this Agreement with immediate effect in the event that the other, (a) commits a material breach of contract which is not remedied within 28 days of written notice so requiring or, (b) becomes insolvent.

10.           FORCE MAJEURE

10.1                           Neither party shall be liable to the other for any failure to make or take any delivery of the Product to the extend that such failures is caused or contributed to by any act of God, war, civil commotion, strike or other industrial dispute or any other happening or event outside the reasonable control of either party provided however that if such failure shall occur in such circumstances the party at fault shall promptly notify the other in writing and if such failure shall continue for a period of more than three calendar months the other party may summarily terminate the Agreement.

10.2                           In the event of a force majeure event arising as outlined in article 10.1 above the effect of which is to reduce AF’s capacity to meet all of its obligations under this Agreement, AF shall apply such of its remaining resources to the satisfaction of orders placed by UP under the terms of this Agreement as may be reasonable and equitable having regard to the contribution made by UP to AFs total business in the preceding 12 month period.

11.           AMMENDMENTS

                                               No ammendment to or alteration of this Agreement or the Schedules hereto shall be effective unless made in writing and agreed and signed on behalf of each of the parties hereto.

12.           LAW

                                               This Agreement shall be governed by and construed in all respects in accordance with the laws of England and the parties hereto irrevocably submit themselves to the jurisdiction of the English courts.

AS WITNESS the hands of duly authorised signatories for and on behalf of the parties hereto the day and year first above written.

/s/ [illegible]	/s/ S. PEPPER
FOR and on behalf of	FOR and on behalf of
AFC WORLDWIDE	UNIPATH LIMITED

UNIPATH LTD. BEDFORD

TECHNICAL SPECIFICATION FOR AFC WORLDWIDE

ONE STEP WICKS COMPONENT CODE:  C32354A

Date Effective from:             8th July 1994

1.0          INTRODUCTION

1.1           This specification details the material specification together with the inspection criteria to which Unipath Limited will subject each batch of the above product on receipt.

1.2           A batch of product for the purpose of this specification will be defined as one delivery.

1.3           An AFC wick is intended to be assembled with other components to form a test device.

1.4           The instructions for use of the test device require the wick to saturate within 20 seconds when immersed in the liquid under test.

2.0          SPECIFICATION

2.1           Wicks to be manufactured with Virgin polyester fibres/polyethylene bonded:

Polyester:	Specific Gravity = 1.38

Polyethylene:	Specific Gravity = 0.95

2.2           The type and quantity (concentration) of the finisher must be:

Type:	Proprietary AF201

Concentration:	0.75% ± 0.25%

2.3           A certificate of compliance (Appendix VI) must accompany each delivery of wicks.

2.4           Parameter specifications

Parameter	Dimensions	Reject Category	Test Method
Depth	3.90 – 4.35mm	Major	Appendix II
Width	7.0 – 7.4mm	Critical	Appendix II
Length	46.85 – 48.15mm	Major	Appendix II
Appearance	—	Major	Appendix III
Appearance	—	Minor	Appendix III
Weight	44 to 47g/100 wicks		Appendix IV
Absorption	6 to 20 seconds	Critical	Appendix V

3.0          GENERAL INSPECTION

3.1           Unipath will randomly sample each delivery in accordance with BS6001 (equivalent to MIL 105E) single normal sampling at Inspection Level I, AQL as follows:

Critical Defects:	AQL = 0.4%
Major Defects:	AQL = 0.65%
Minor Defects:	AQL = 2.5%

For this purpose a “unit” is defined as a single wick.

The sampling plan (Appendix I for inspection level I) defines the maximum number of defects allowed in each category, if the batch is to be accepted by Unipath, Ltd.

4.0          PACKAGING

4.1           Wicks to be packed in polythene bags and these placed in cardboard boxes.

4.2           Each box to contain three inner polythene bags, each containing 8,000 ± 500 wicks, giving a total of 24,000 wicks/box.

4.3           All boxes must be received in generally good condition with no evidence of exposure to excessive heat or moisture.

4.4           Each box must be labeled with the product identity and code number.

The box label information must include the following:

Product Identity

Unipath Code Number

Purchase Order Number

Lot Number

Box Number

Quantity

4.5           For onward shipment to Unipath, boxes to be stacked onto four-way pallets with full perimeter board.  Dimensions of pallet no greater than:

Width	1000mm
Length	1200mm
Height	1520mm (including pallet)

APPROVED BY:	illegible	PRODUCT CONTROL GROUP MANAGER
UNIPATH, LTD.

DATE: 8th July 1994

APPENDIX I

SAMPLING PLAN FOR DELIVERIES OF WICKS

ON RECEIPT AT UNIPATH LIMITED

INSPECTION LEVEL I

BATCH SIZE	SAMPLE SIZE	MAX. NO. OF REJECTS ALLOWED	MAXIMUM OF REJECTS ALLOWED	MAXIMUM OF REJECTS ALLOWED
		Critical AQL = 0.4	Major AQL = 0.65	Minor AQL = 2.5
10,001 — 35,000	125	1	2	7
35,001 — 150,000	200	2	3	10
150,001 — 500,000	315	3	5	14
500,001 — and over	500	5	7	21

APPENDIX II

WICK MEASUREMENTS

Referring to the specification and using a dial/digital caliper, check the wicks’ dimensions for width, length and depth.

NOTE:                                                        MEASUREMENTS TO BE TAKEN WITH THE LONGEST LENGTH ON THE INSIDE MEASURING FACES.

Any wick in the sample which is within specification for the dimensions measured, but which is “frayed,” i.e., has one or more loose fibres emerging from the wick at the time of receipt from AFC, i.e., prior to Unipath washing treatment, must be classed as a major defect.

If during Unipath automated assembly, we experience any problems with loose fibres, causing the machines to “jam,” then AFC will be informed and an agreement reached concerning the defective wicks.

APPENDIX III

APPEARANCE INSPECTION

Check the physical appearance of the sampled wicks:

1.             Wicks must be clean and free from any surface contaminants.

2.             Major defects for wick appearance:

a)     Split wicks which cause the width or depth dimension to fall above the spec tolerance.

b)    Fraying wicks (see Appendix II).

3.             Minor defects for wick appearance:

a)     Split wicks with width or depth dimensions within specification.

b)    Foreign matter on the surface or in the wick.

c)     Incorrect color of the wick.

APPENDIX IV

WEIGHT INSPECTION

Weigh 100 wicks and record the weight.  The weight should be 44 to 47g/100 wicks.

If wicks are outside this specification, the batch of wicks will be rejected.

APPENDIX V

ABSORPTION INSPECTION

After performing the inspections detailed in Appendices II, III and IV, the water uptake characteristics must be inspected as detailed below.

Stand the wicks in a dye solution so that they are upright with the bottom, 1.0cm immersed in the solution.

Record the time taken for the first wick to saturate.  Wicks should saturate within 6 to 20 seconds from the time of immersion.  After 20 seconds, remove the wicks from the solution and inspect each for white areas which have not taken up the dye.

Any wicks which show white areas after 20 seconds will be classified as critical defects.

NOTE:

If a delivery fails to meet the absorption inspection, giving white areas in the above test, then samples will be machine processed by Unipath’s usual method.  If the processed wicks subsequently pass the above specification, then the delivery will be accepted by Unipath.

APPENDIX VI

EXAMPLE OF CERTIFICATE OF COMPLIANCE

NOTE:  ALL FIGURES ARE EXAMPLES ONLY

CERTIFICATE OF COMPLIANCE

UNIPATH PART No:	C32354	UNIPATH P.O. No:	S10014659

AFC ITEM No:	91006	AFC BATCH No:	1082

LOT No:	00005	LAST CASE No:	188
	1st CASE No. 126

No’s of BOXES MISSING:	NIL

BAG BAR CODE 1st:	00278/00397	LAST:	00311/00486

		DATE:	16.02.93

QUANTITY:	1,008,000

TEST	TARGETS	AVERAGE	SD	COMMENTS

THICKNESS	4.10	4.22	.04

WIDTH	7.20	7.22	.05

LENGTH	47.50	47.50	.22

ABSORPTION	20 SECS (max)	10.0 SEC

WEIGHT	4.20	4.24	.11

Grade of polyester/polyethylene material:  VIRGIN

Type, grade and concentration of the finisher:  AF201, Conc. 0.75% ± 0.25%.

The above mentioned product has been manufactured by AFC WORLDWIDE in accordance with Unipath specification QAS/143 (quote version).

Authorized Signature:	Date: